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                                                                EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT



The Stockholders
Palmer Corporation and Subsidiaries:

We consent to the incorporation by reference in this Form 8-K of our report dated June 16, 1995, except as to note 14, which is as of March 11, 1996, with respect to the consolidated balance sheets of Palmer Corporation and subsidiaries as of March 31, 1995 and 1994, and the related consolidated statement of operations, stockholders' equity and cash flows for the years then ended, which report appears in the Registration Statement on Form S-1 (No. 333-00272) of West Coast Entertainment Corporation.

Our report refers to a change in method of accounting for videocassette rental inventory.


                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                      KPMG Peat Marwick LLP

Princeton, New Jersey
May 31, 1996